SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

      Filed by the registrant [X]

      Filed by a party other than the registrant [   ]

      Check the appropriate box:

      [   ]  Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

      [X]  Definitive proxy statement

      [   ]  Definitive additional materials

      [   ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

INTERMET CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      [X]  No fee required.

      [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

      [   ]  Fee paid previously with preliminary materials.

      [   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL HOLDERS
NOMINATION AND ELECTION OF DIRECTORS (PROPOSAL 1)
INFORMATION ABOUT NOMINEES FOR DIRECTOR
EXECUTIVE COMPENSATION
COMPENSATION OF DIRECTORS
EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SHAREHOLDER RETURN PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
PROPOSAL TO ADOPT THE INTERMET CORPORATION EXECUTIVE STOCK OPTION AND INCENTIVE AWARD PLAN (PROPOSAL 2)
APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 3)
SHAREHOLDER PROPOSALS
OTHER MATTERS THAT MAY COME BEFORE THE MEETING

[INTERMET LOGO]

INTERMET CORPORATION

Suite 200
5445 Corporate Drive
Troy, Michigan 48098-2683

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
APRIL 13, 2000

      We are pleased to invite you to attend the annual meeting of shareholders of INTERMET Corporation, which will be held on Thursday, April 13, 2000, at 9:00 a.m. (EDT) at the INTERMET Corporate Office. We will be voting upon the following matters, all of which are described in the attached proxy statement:

1.	To elect nine (9) directors to constitute the board of directors and to serve until the next annual meeting and/or until their successors are elected and qualified.

2.	The approval of the INTERMET Corporation Executive Stock Option and Incentive Award Plan.

3.	To approve the appointment of Ernst & Young LLP as the independent auditors for 2000.

4.	Such other matters as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on February 28, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

      We have enclosed a proxy statement and a proxy, which are solicited by the board of directors. Please sign, date and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

      Also enclosed is INTERMET’s 1999 Annual Report to Shareholders, which contains financial data and other information about INTERMET.

By Order of the Board of Directors,

Mary Jo Karjala
Assistant Secretary

February 21, 2000

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING, EVEN IF YOU CAN’T ATTEND PERSONALLY.

INTERMET CORPORATION

Suite 200
5445 Corporate Drive
Troy, Michigan 48098-2683

PROXY STATEMENT

      The board of directors is soliciting proxies to be used at the 2000 annual meeting, which will be held on April 13, 2000. This proxy statement and the enclosed form of proxy will be mailed to stockholders beginning February 28, 2000.

      We will pay the expenses of this solicitation, including the cost of preparing and mailing this proxy statement. We may furnish copies of solicitation materials to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of our common stock, and we will reimburse normal handling charges for the forwarding service. In addition to solicitations by mail, directors and regular employees of INTERMET may solicit proxies in person, or by telephone or telegraph. We anticipate that this proxy statement and the accompanying proxy will first be mailed to shareholders on or about February 28, 2000.

      Any proxy given pursuant to this solicitation may be revoked, without compliance with any other formalities, by any shareholder that attends the meeting and gives oral notice of his or her election to vote in person. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of INTERMET a notice of revocation or a duly executed proxy for the same shares bearing a later date.

      We will furnish to any shareholder of record or beneficial owner of our common stock as of February 28, 2000 who requests a copy, without charge, our annual report on Form 10-K. This annual report on Form 10-K is filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1999 and includes financial statements and schedules. Any request for the annual report on Form 10-K should be in writing and addressed to:

Mary Jo Karjala, Assistant Secretary
INTERMET Corporation
5445 Corporate Drive
Suite 200
Troy, Michigan 48098-2683

      If the person requesting the report was not a shareholder of record on February 28, 2000, the request must include a representation that the person was a beneficial owner of common stock on that date. Copies of any exhibits to the annual report on Form 10-K will also be furnished to shareholders on request and upon the payment of our expense in furnishing the exhibits.

VOTING SECURITIES AND PRINCIPAL HOLDERS

      Shareholders of record as of the close of business on February 28, 2000 are entitled to vote at the annual meeting. On that date, we had outstanding and entitled to vote 25,363,824 shares of common stock, par value $0.10 per share, with each share entitled to one vote.

      The following table shows information concerning the beneficial owners of more than five percent (5%) of our common stock, which is our only class of voting securities, as of January 1, 2000. In addition, the table indicates the ownership of our common stock as of that date by each of the directors and nominees and each of the Named Officers (as defined under “Executive Compensation” below), and by all current directors and executive officers of INTERMET as a group.

	Number of Shares
Owner	Owned Beneficially		Percent of Class(16)

The Prudential Insurance Company of America	2,477,271	(1)	9.8%
Prudential Plaza Newark, NJ 07101
J. L. Kaplan Associates, LLC	1,327,250	(2)	5.2%
John Doddridge	354,541	(3)	1.4%
John P. Crecine	16,217		*
Norman F. Ehlers	9,000	(4)	*
A. Wayne Hardy	28,631	(5)(6)	*
John R. Horne	9,000	(4)	*
Thomas H. Jeffs II	14,770	(4)(7)	*
Harold C. McKenzie, Jr.	20,300	(8)(9)	*
Byron O. Pond, Jr.	6,128	(10)(11)	*
John H. Reed	6,000	(5)	*
Pamela E. Rodgers	0
Doretha J. Christoph	72,790	(12)	*
James F. Mason	8,722	(13)
David L. Neilson	39,783	(14)	*
Gary F. Ruff	0
All Executive Officers and Directors as a Group (14 persons)	585,882	(15)	2.3%

   *  Less than one percent

(1)	Includes 1,291,851 shares of sole voting power, 1,185,420 of shared voting power, 1,291,851 shares with sole dispositive power, and 1,185,420 shares with shared dispositive power, with respect to The Prudential Insurance Company of America as reported on Schedule 13G, dated as of December 31, 1999, filed with the SEC.

(2)	Includes 1,008,500 shares of sole voting power, 1,327,250 shares with sole dispositive power, with respect to the J. L. Kaplan Associates, LLC as reported on Schedule 13G, dated as of December 31, 1999, filed with the SEC.

(3)	Includes options for 187,500 shares of common stock exercisable within 60 days of January 1, 2000.

(4)	Includes options for 9,000 shares of common stock exercisable within 60 days of January 1, 2000.

(5)	Includes options for 6,000 shares of common stock exercisable within 60 days of January 1, 2000.

(6)	Includes 1,053 units of phantom stock granted pursuant to the INTERMET Corporation 1997 Directors’ Deferred Compensation Plan, which do not constitute and are not convertible to shares of common stock of INTERMET.

(7)	Includes 5,770 units of phantom stock granted pursuant to the INTERMET Corporation 1997 Directors’ Deferred Compensation Plan, which do not constitute and are not convertible to shares of common stock of INTERMET.

(8)	Includes 10,300 shares of common stock held as co-trustee under the will of Mr. McKenzie’s father.

(9)	Includes options for 10,000 shares of common stock exercisable within 60 days of January 1, 2000.

(10)	Includes options for 3,000 shares of common stock exercisable within 60 days of January 1, 2000.

(11)	Includes 2,128 units of phantom stock granted pursuant to the INTERMET Corporation 1997 Directors’ Deferred Compensation Plan, which do not constitute and are not convertible to shares of common stock of INTERMET.

(12)	Includes options for 43,750 shares of common stock exercisable within 60 days of January 1, 2000.

(13)	Includes options for 8,000 shares of common stock exercisable within 60 days of January 1, 2000.

(14)	Includes options for 28,750 shares of common stock exercisable within 60 days of January 1, 2000.

(15)	Includes options for 320,000 shares of common stock exercisable within 60 days of January 1, 2000.

(16)	The percentages shown are based on the 25,337,824 shares of our common stock outstanding as of January 1, 2000 plus the number of shares that the named person or group has the right to acquire within 60 days of January 1, 2000.

NOMINATION AND ELECTION OF DIRECTORS

(PROPOSAL 1)

      INTERMET’s by-laws provide that the board of directors shall consist of nine (9) directors. The term of office for each director continues until the next annual meeting or until a successor is elected and qualified.

      We will vote your shares as you specify in your proxy. If you don’t specify, we will vote your shares for the election of the nominees named below, to constitute the entire board of directors. In the event that any nominee withdraws or for any reason is not able to serve as a director, we will vote your shares for any other nominee that the board of directors may substitute. In no event will the proxy be voted for more than nine nominees. We have no reason to believe that any nominee will not serve if elected.

      Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in an election at a meeting at which a quorum is present. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or by proxy. An abstention and a broker non-vote would be included in determining whether a quorum is present at a meeting, but would not otherwise affect the outcome of a vote.

INFORMATION ABOUT NOMINEES FOR DIRECTOR

      The respective nominees for director have furnished the following information as of January 1, 2000. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal employment, in the same or a similar position, for more than five years.

Name (Age)	Information about Nominee

John Doddridge (59)	Chairman of the board and chief executive officer since October 27, 1994. Mr. Doddridge was vice chairman and chief executive officer of Magna International, Inc., a supplier of motor vehicle parts, from November 1992 until November 1994, where he also served as a director. From mid-1989 to 1992 he served as president of North American Operations of Dana Corporation, a motor vehicle parts manufacturer, and prior to mid-1989 he served as president of Hayes-Dana Inc., a subsidiary of Dana Corporation. Mr. Doddridge serves as a director of Detroit Diesel Corporation.

John P. Crecine (60)	Director of INTERMET since 1993. Dr. Crecine is Chief Executive Officer of B.P.T., Inc., a private investor, and consultant, as well as director of Total eMed Inc. He was president of the Georgia Institute of Technology from 1987 to mid-1994. Previously he served as a professor at the University of Michigan and founding director of the Institute of Public Policy Studies from 1965 to 1975. He became dean of the College of Humanities and Social Sciences at Carnegie Mellon University in 1976, a position he held until 1983 when he became the University’s senior vice president for Academic Affairs. He held that position until his Georgia Tech appointment. He is a member of the Board of the Georgia Department of Industry, Trade and Tourism.

Norman F. Ehlers (62)	Director of INTERMET since 1997. He served as vice president— purchasing and supply at Ford Motor Company from 1992 until retirement in 1996. Prior to 1992 he served as vice president-supply for Ford of Europe, executive director of North American Automotive Operations Production Purchasing and executive director of Purchasing and Transportation Services.

John R. Horne (61)	Director of INTERMET since 1997. Mr. Horne presently serves as chairman, president and chief executive officer of Navistar International Corporation. He serves as a director for the National Association of Manufacturers (NAM) and is Chairman of Junior Achievement of Chicago. He is also a member of the board of trustees of Taylor University, serves on the Mechanical Engineering Industrial Advisory Council for Purdue University and is a member of the Chicago Council on Foreign Relations, the Conference Board, the Economic Club of Chicago and the Executives’ Club of Chicago.

Thomas H. Jeffs II (61)	Director of INTERMET since 1997. Mr. Jeffs retired as vice chairman of First Chicago NBD Corporation and First National Bank of Chicago, and president and chief operating officer of its Michigan subsidiary, NBD Bank effective October 31, 1998. He is a director of MCN Corporation and the Economic Club of Detroit. He is also vice chairman of the Detroit Symphony Orchestra, Inc.

Name (Age)	Information about Nominee

Harold C. McKenzie, Jr. (68)	Director of INTERMET and its predecessor since 1971. Mr. McKenzie most recently served as facilities coordinator of the Atlanta Project of the Carter Presidential Center at Emory University. He was chairman and CEO of Machine Technologies, Inc. of Martinsville, Virginia, from 1986 until 1989 and a commercial real estate broker with Haas & Dodd Realty Co. in Atlanta, Georgia from 1989 to 1991. Before 1986 Mr. McKenzie was president and CEO of Southern Electric International, Inc., a subsidiary of The Southern Company, with which he was affiliated for thirty years. Previously, he served as executive vice president of Georgia Power Company.

Byron O. Pond, Jr. (63)	Director of INTERMET since 1998. Mr. Pond currently serves as chairman emeritus of Arvin Industries, Inc., previously having served as chairman of the board from 1998 to mid 1999. He was formerly chairman of Maremont Corporation when it was acquired in 1986 by Arvin Industries. Mr. Pond held various positions with Arvin Industries including executive vice president, president and chief operating officer, and ultimately president and chief executive officer prior to being elected chairman of the board in 1998. Mr. Pond serves as a director on the Cooper Tire and Rubber Company Board, and is currently chairman of the Motor Equipment Manufacturers Association, a Trustee for the University of the Aftermarket and a member of the International Supplier Advisory Council to Ford Motor Company.

John H. Reed (67)	Director of INTERMET since 1998. Mr. Reed retired as president of Spicer Axle Group, Dana Corporation, Fort Wayne, Indiana. He served on the board of directors for the Indiana State Chamber of Commerce, the Boys Club of Fort Wayne and Junior Achievement of Northeast Indiana. Mr. Reed is also a member of the American Society of Metals and the Society of Automotive Engineers.

Pamela E. Rodgers (41)	Director of INTERMET since December, 1999. Ms. Rodgers is president of Rodgers Chevrolet in Woodhaven, Michigan. Previously, she was president of Flat Rock Chevrolet-Oldsmobile. Ms. Rodgers serves on the board of General Motors Minority Dealers Association, the National Association of Minority Automobile Dealers, Family Services of Detroit and Wayne County, and Michigan’s Children. She is also affiliated with the National Black MBA Association and the Women’s Automotive Association.

      There are no family relationships among the executive officers and directors of INTERMET.

EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation we paid to our chief executive officer and to the four most highly compensated executive officers of INTERMET (collectively, the “Named Officers”) for services rendered during 1999, 1998 and 1997.

Summary Compensation Table

						Long-Term
						Compensation Awards

							Securities
	Annual Compensation						Underlying
						Restricted	Options/SARs
				Other Annual		Stock	(No. of	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation		Award	Shares)	Compensation(4)

John Doddridge	1999	$500,000	$562,340	$14,299		—	50,000	$14,916
Chairman of the Board and	1998	500,000	535,450	18,779		—	50,000	16,960
Chief Executive Officer	1997	500,000	504,961	297,963	(2)	—	—	16,924

Doretha J. Christoph	1999	210,000	154,640	11,835		—	20,000	12,761
Vice President-Finance and	1998	200,000	147,250	17,005		—	15,000	13,504
Chief Financial Officer	1997	200,000	138,864	15,007		—	30,000	13,744

James F. Mason	1999	223,574	150,912	12,301		—	15,000	12,862
Group Vice President	1998	223,574	85,000	13,892		—	12,000	13,780
	1997	—	—	—		—	—	—

David L. Neilson	1999	230,000	175,730	70,844	(3)	—	20,000	12,909
Vice President – Sales and	1998	220,000	147,250	94,121	(3)	—	15,000	13,735
Marketing	1997	200,000	126,240	76,587	(3)	$115,312 (3)	50,000	13,744

Gary F. Ruff	1999	116,667	216,667	4,461		—	25,000	696
Vice President – Technical	1998	—	—	—		—	—	—
Services	1997	—	—	—		—	—	—

(1)	We have reported bonuses in this proxy statement in the year earned, not in the year paid.

(2)	In 1994 Mr. Doddridge was granted 30,000 shares of restricted common stock having a value at the date of grant of $5.50 per share, for a total value of $165,000. These shares vested at the rate of 10,000 shares on December 1 of each of the next three years. On December 1, 1997 10,000 shares vested, at which time the shares had a value of $18.125 per share. Accordingly, Mr. Doddridge’s compensation reported above for 1997 includes $126,250, which is the difference between the price when granted and the price at the vesting date. Mr. Doddridge had no remaining shares of restricted stock after December 31, 1997.

(3)	In 1997 Mr. Neilson was granted 2,500 shares of unrestricted common stock and 7,500 shares of restricted common stock, all having a value at the date of grant of $15.375 per share. The total value was $38,438 for the unrestricted shares and $115,312 for the restricted shares. The restricted shares were to vest at the rate of 2,500 shares on January 2 of each of the next three years. On January 2, 1998 2,500 of the restricted shares vested, at which time the shares had a value of $17.56 per share. Accordingly, Mr. Neilson’s compensation reported above for 1998 includes $43,906 and $31,875 for 1999.

(4)	All other compensation consists of contributions to INTERMET’s Employee Stock Ownership Plan, matching contributions to INTERMET’s Savings and Investment Plan (401(k)) and life insurance premiums paid for executives as follows:

			Matching Profit
			Sharing Plan	Life Insurance	Total Other
Name and Principal Position	Year	ESOP Contribution	Contribution	Premiums	Compensation

John Doddridge	1999	$4,800	$6,400	$3,716	$14,916
Chairman of the Board and	1998	4,800	6,400	5,760	16,960
Chief Executive Officer	1997	4,800	6,400	5,724	16,924

Doretha J. Christoph	1999	4,800	6,400	1,561	12,761
Vice President—Finance and	1998	4,800	6,400	2,304	13,504
Chief Financial Officer	1997	4,800	6,400	2,544	13,744

James F. Mason	1999	4,800	6,400	1,662	12,862
Group Vice President	1998	4,800	6,400	2,580	13,780
	1997	—	—	—	—

David L. Neilson	1999	4,800	6,400	1,709	12,909
Vice President—Sales and	1998	4,800	6,400	2,535	13,735
Marketing	1997	4,800	6,400	2,544	13,744

Gary F. Ruff	1999	—	—	696	696
Vice President—Technical	1998	—	—	—	—
Services	1997	—	—	—	—

Option Grants.

      Information on stock options granted during 1999 to the Named Officers, which are reflected in the summary compensation table, is shown below. We granted no stock appreciation rights during 1999, and none of our compensation plans currently provide for the grant of stock appreciation rights.

Option/SAR Grants in Last Fiscal Year

					Potential Realizable Value
	No. of				at Assumed Annual Rates
	Securities	% of Total			of Stock Price
	Underlying	Options/SARs			Appreciation
	Option/	Granted to			for Option Term(2)
	SARs	Employees	Exercise	Expiration
Name	Granted(1)	in 1999	Price	Date	5%	10%

John Doddridge	50,000	16.2%	$14.3125	07-14-09	$450,053	$1,140,522

Doretha J. Christoph	20,000	6.5%	14.3125	07-14-09	180,021	456,209

James F. Mason	15,000	4.9%	14.3125	07-14-09	135,016	342,157

David L. Neilson	20,000	6.5%	14.3125	07-14-09	180,021	456,209

Gary F. Ruff	15,000	4.9%	14.3125	07-14-09	135,016	342,157

Gary F. Ruff	10,000	3.2%	14.0630	06-01-09	88,441	224,128

(1)	25% are exercisable on the first anniversary of the grant date, 50% are exercisable on the second anniversary of the grant date, 75% are exercisable on the third anniversary of the grant date and 100% are exercisable on the fourth anniversary of the grant date.

(2)	“Potential Realizable Value” is disclosed in response to SEC regulations that require such disclosure for illustration only. The values disclosed are not intended to be, and should not be interpreted as, representations or projections of the future value of our common stock or of the stock price. To lend perspective to the above, if our common stock price increases 5% per year for 10 years from January 1, 2000, the total increase in value of all shares outstanding at January 1, 2000 would be approximately $185,000,000. This calculation disregards any dividend payments and assumes a constant number of shares outstanding. If the stock price increases 10% per year over such period, the increase in value would be approximately $470,000,000.

Fiscal Year-End Values.

      Information with respect to unexercised options to purchase our common stock held by the Named Officers at December 31, 1999 is shown below.

Fiscal Year-End Option Values

					Value of Unexercised
			No. of Shares Subject to		In-the-Money
			Unexercised Options/SARs		Options/SARs
	Shares		Held at December 31, 1999		at December 31, 1999
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John Doddridge	—	—	187,500	112,500	$262,500	—

Doretha J. Christoph	—	—	43,750	53,750	30,630	—

James F. Mason	—	—	8,000	29,000	—	—

David L. Neilson	—	—	28,750	56,250	—	—

Gary F. Ruff	—	—	—	25,000	—	—

INTERMET CORPORATION

COMPENSATION OF DIRECTORS

Standard Arrangements

      For 1999, directors who were not current or retired officers of INTERMET received a retainer of $4,750 per quarter, $2,000 for each board of directors’ meeting attended and $1,000 for each “special” telephone meeting. Directors received $1,500 for each committee meeting attended that did not coincide with the normal board meeting period. In addition, committee chairmen received a $2,000 payment per annum. Directors were reimbursed for all travel expenses associated with attending such meetings.

      For 2000, the retainer has been raised from $4,750 per quarter to $8,000 per quarter. Meeting fees for regularly scheduled board and committee meetings and telephone board and committee meetings have been eliminated. However, directors will receive $1,000 for any special board or committee meeting (defined as any meeting that takes place other than the afternoon before or the day of a board meeting). In addition, committee chairmen will receive a $2,000 payment per annum.

      Under the 1997 Directors’ Stock Option Plan, the compensation committee awarded options to five board members totaling 15,000 options at $14.3125 per share, the fair market value on the date of grant, July 14, 1999. There remain 114,000 options for future grants under the 1997 Directors’ Stock Option Plan.

Deferred Compensation Plan

      INTERMET’s board of directors adopted the INTERMET Corporation 1997 Directors’ Deferred Compensation Plan on January 30, 1997. Pursuant to the plan, non-employee directors may elect to defer receipt of all or a specified portion of the cash payments due to them for their service as directors and to convert such cash payments into “units” of phantom stock representing the value of INTERMET common stock. This election must be made prior to the year of service in which such fees will be earned. Participants are entitled to receive payment of these deferred amounts (including deemed dividend amounts with respect to such units) after the end of their service as a director. These payments are to be made within 30 days after such date in a lump sum or annually over a five-year period, at the election of the participant. The compensation committee administers the plan, subject to the approval of the board of directors.

Director Retirement

      INTERMET’s policy is that after attaining the age of seventy, a director shall retire from the Board at the next annual meeting. Further, an officer of INTERMET, other than the chief executive officer, may not serve on the board upon ceasing to be such an officer. However, a previous CEO of INTERMET shall resign from the board if: (a) the then current CEO ceases to be an officer but continues as a director, or (b) the board requests the resignation.

      Prior to December 31, 1999 INTERMET maintained a policy that provided retirement compensation and/or benefits for directors who: (a) had served on the board for more than four years, and (b) were not officers or employees of INTERMET. That policy was terminated on December 31, 1999. At that time, John P. Crecine, A. Wayne Hardy and Harold C. McKenzie, Jr. received a pension distribution on account of their vested pension credits existing as of December 31, 1999 under the terminated policy.

      INTERMET’s current practices have been implemented to maintain its on-going market competitiveness with respect to director compensation, in order to attract and retain the best possible candidates for the board. Additionally, the intent of its director compensation programs is to align the board members’ actions with the long-term interests of INTERMET.

INTERMET CORPORATION

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

Mr. Doddridge

      Mr. Doddridge’s employment agreement was entered into on October 27, 1994, with employment commencing on December 1, 1994. Under this agreement, he serves as chairman of the board and chief executive officer. The initial term ran through December 31, 1997. However, beginning on December 31, 1995, the contract term automatically extends on a daily basis such that the remaining term is never less than two years. Either INTERMET or Mr. Doddridge may terminate this automatic extension, in which event the agreement will terminate two years from such date.

      If INTERMET terminates Mr. Doddridge’s employment “without cause” (as defined in the employment agreement) or if he terminates employment for “good reason” (as defined in the employment agreement) prior to the end of the contract term, or in the case of Mr. Doddridge’s death or disability, he (or his beneficiaries) are entitled to a lump sum payment equal to the sum of:

(1)	his accrued but unpaid salary, earned bonus and other earned benefits through the date of termination, plus

(2)	an amount equal to his annual base salary which would have been payable through the end of the contract term, plus

(3)	an amount equal to the annual bonus paid for the fiscal year immediately prior to the date of termination multiplied by a fraction where the numerator is the number of full years and portions of years between the termination date and the end of the contract term, and the denominator is the total number of years in the contract term, and

(4)	the amount (if any) of unvested benefits under any profit sharing plan, retirement plan, ESOP or any other plan which are forfeited on account of his employment being terminated.

      In the event of a “Change of Control” (as defined in the employment agreement), and if INTERMET (or successor company) subsequently terminates Mr. Doddridge “without cause” or Mr. Doddridge terminates his employment for “good reason,” he is entitled to the same payments and benefits as described in the previous paragraph.

      In the event INTERMET terminates Mr. Doddridge for “cause” (as defined in the employment agreement), he shall receive all accrued salary, earned bonus compensation, vested long-term incentive compensation and other benefits through the date of termination, but shall receive no other severance benefits.

      Mr. Doddridge’s employment agreement contains restrictive covenants under which he has agreed not to compete with INTERMET during the period of his employment and following termination of his employment for a period of one year. The only exceptions are in the event of termination “without cause” or for “good reason” or termination for any reason during the two-year period following a “Change of Control.”

Other Executives

      INTERMET has entered into employment agreements with certain of its executive officers, including some of those named in the Summary Compensation Table. All current agreements have a twelve-month contract term and automatically extend on a daily basis such that the remaining term is never less than one year.

      If INTERMET terminates an executive’s employment “without cause” (as defined in the employment agreement) or if the executive terminates employment for “good reason” (as defined in the employment agreement) prior to the end of the contract term, he or she is entitled to:

(1)	in a lump-sum, an amount equal to the executive’s accrued but unpaid base salary as of the date of termination and any unpaid annual bonus from the prior annual bonus period;

(2)	in monthly payments, the executive’s base salary and benefits (if any) payable through the end of the contract term; and

(3)	following the annual bonus period during which the date of termination occurs, a pro-rata portion of the annual bonus payable in accordance with our policy.

      If an executive’s employment is terminated “without cause” or for “good reason” following a “Change of Control” (as defined in the employment agreement), the executive is entitled to the payments described in (1) and (3) above, and, in monthly payments, the executive’s base salary and benefits (if any) payable for a period of two years following termination.

      In the event an executive officer is terminated for “cause” (as defined in the employment agreement), he or she shall receive all accrued salary, earned bonus compensation, vested long-term incentive compensation and other benefits through the date of termination, but shall receive no other severance benefits.

      The executive employment agreements contain non-compete covenants effective during employment and following termination during the period in which the executive is receiving base salary in the form of monthly payments.

INTERMET CORPORATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors of INTERMET Corporation has furnished the following report on executive compensation for the fiscal year ending December 31, 1999.

Committee Responsibilities

      The compensation committee of the board is comprised of three non-employee directors. Committee responsibilities, with respect to the compensation of key executives, including the Named Executive Officers, of INTERMET and its subsidiaries, include reviews and recommendations relative to the following compensation elements:

•	Base salary levels of the key executive officers of INTERMET;

•	All aspects of INTERMET’s annual bonus compensation plan;

•	INTERMET’s stock-based compensation;

•	All aspects of INTERMET’s two retirement plans, namely the 401(k) Savings and Investment Plan and the Employee Stock Ownership Plan Trust;

•	All employment agreements and amendments thereof; and

•	The process and substance of all other aspects of compensation.

      The committee monitors market practices and trends, and makes revisions as necessary, to ensure that INTERMET’s programs are adequate to attract, retain and motivate the best possible executive talent and benefit the long-term interests of INTERMET and its shareholders.

Overall Compensation Philosophy

      INTERMET’s underlying compensation philosophy is to link key executive compensation to corporate performance and returns to shareholders. To this end, we have developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to our success in meeting specified performance goals and to appreciation in our common stock price. The three concepts, outlined below, are the foundation of our compensation philosophy:

      Pay for Performance.  In 1999, we continued to link a significant portion of key executive compensation to incentive pay, or pay for performance. We emphasize variable at-risk compensation that is dependent upon the employees’ level of success in meeting specified goals.

      Target Ownership and Equity Orientation.  To properly align employee and shareholder interests, equity-based plans represent a fundamental component of the at-risk portion of total compensation. Consistent with this philosophy, we strongly encourage our key executives to establish and maintain target ownership levels equal to the following:

•	the chief executive officer shall maintain a minimum of four times base salary;

•	members of the operating committee shall maintain a minimum of three times base salary; and

•	other senior management executives shall maintain a minimum of two times base salary in our stock.

      Additionally, the key executives are strongly encouraged to achieve this target ownership level as soon as possible. The emphasis on key executive stock ownership will further align the interests of our executives and shareholders.

      Management Development.  Our compensation opportunities are structured to attract, retain and motivate those key executives who are proficient in maximizing shareholder value.

      The basic elements of INTERMET’s executive compensation packages are base salary, annual incentive compensation and long-term incentive compensation. The committee’s policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the committee takes into account the total compensation package afforded by INTERMET to each individual, including pension benefits, severance plans, insurance and other benefits.

IRC § 162(m)

      The committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, regarding qualifying compensation paid to our executive officers in structuring compensation arrangements for 1999. Our executive officers have an opportunity to earn annual bonuses under INTERMET’s Profit Sharing Plan, which is designed to satisfy the requirements of Section 162(m).

Base Salaries

      Individual salaries for specified executives are reviewed annually and recommendations for adjustments are made to the board by the chief executive officer based on individual responsibilities, performance over time and the compensation committee’s judgment of INTERMET’s overall financial performance.

      In 1999, our approach to the base compensation for key executives was to continue to generally hold base salary at 75% of industry peer group averages. We determined the competitive market average compensation using published survey sources and market studies of comparably sized companies competing in our markets. The combined efforts of holding base salary levels below market levels and incorporating modest merit increases going forward, continues to allow INTERMET to control the fixed portion of its compensation costs over time, while placing increased emphasis on the “at-risk” components, or annual and long-term incentive compensation, as discussed below.

Annual Incentive Compensation

      Every annual incentive payout to key executives depends on results, not efforts.

      1999 marked the fifth year of INTERMET’s profit sharing plan for key executives on the operating committee. The purpose of this plan is to provide an incentive compensation system that rewards corporate operating management proportionately to INTERMET’s profitability. In 1999, participants received a percentage of INTERMET’s audited annual pre-tax earnings, before minority interests and corporate profit sharing adjustments.

      The purpose of the Plant General Manager’s Profit Sharing Plan, also in its fifth year, is to provide incentives that reward plant general managers proportionately to the plant’s profitability, as measured by pre-tax profit, since the performance of these facilities significantly impacts INTERMET’s corporate results. The incentive amount received by each participant is paid in cash at the end of each year.

      Some of the business units procured from acquisitions have carryover plans and are not currently included in the Plant General Manager’s Profit Sharing Plan. Our intention is to transition the affected individuals into our plans over the next few years.

Long-Term Incentive Compensation

      INTERMET maintains stock-based compensation plans for key executives and management of INTERMET. These plans allow the committee to give stock awards, restricted stock awards, incentive stock options and non-qualified stock options to individuals that the committee selects. Awards under these stock-based compensation plans directly link potential participant rewards to increases in shareholder value.

      INTERMET historically has provided the majority of its stock-based compensation in the form of stock options. Stock options are granted with an exercise price equal to the market price of INTERMET’s common stock on the date of grant and become exercisable over a four-year period. This approach is designed to encourage the creation of stockholder value and the retention of the executives over the long term, as this element of the compensation package has value only to the extent that stock price appreciation occurs.

      The purpose of the executive stock option and incentive award plan is to reward key executives and managers only when the shareholders are rewarded. This permits the grant of non-qualified stock options, incentive stock options, restricted stock and stock awards to key executives and managers of INTERMET. The total number of shares reserved under the plan at inception was 1,500,000 shares. There remain 100,500 options available for future grants under the plan as of December 31, 1999. During 1999, the compensation committee granted 293,000 stock options under the plan with an exercise price of $14.3125 per share.

CEO Compensation

      Mr. Doddridge’s base salary for 1999 remained at $500,000, as established in his employment agreement, and was based on median market levels as determined by competitive market data and the other criteria discussed above under “Base Salaries.” Mr. Doddridge’s employment agreement, pursuant to which he serves as chairman of the board and chief executive officer, had a 38-month term ending on December 31, 1997 but is automatically extended each day after December 31, 1995 for an additional two years. Under his agreement, Mr. Doddridge’s base salary is subject to an increase at the discretion of the compensation committee.

      Mr. Doddridge’s 1999 annual incentive award was $562,340 paid in cash, which represents 112% of his 1999 base salary. This award was determined by the same criteria discussed above under “Annual Incentive Compensation” and rewarded Mr. Doddridge with a percentage of INTERMET’s audited annual pre-tax earnings, before minority interests and corporate profit sharing adjustments.

      Mr. Doddridge received a stock option grant to purchase 50,000 shares at $14.3125 per share, the fair market value on the date of grant, July 14, 1999. Of the total grant, 25,000 shares were non-qualified stock options and 25,000 shares were incentive stock options. In determining the option grant level for Mr. Doddridge, the committee considered individual performance, current ownership level of INTERMET shares and target ownership goals, as described herein under “Overall Compensation Philosophy.” The committee believes that Mr. Doddridge’s stock option grant continues to align his compensation more directly with the interests of INTERMET’s shareholders.

Benefits

      We provide benefits to most salaried employees, including medical, dental, short and long-term disability, accidental death and dismemberment, life insurance and dependent life insurance. We also have a medical reimbursement plan available to the Named Officers and other key employees that compensates them for certain medical expenses not covered by the regular group insurance programs.

Retirement Plans

      We have a two-part retirement program: the Savings and Investment Plan 401(k) and the Employee Stock Ownership Plan Trust, which are available to eligible salaried employees, including the Named Officers.

      The 401(k) Savings and Investment Plan permits eligible salaried employees to contribute up to 15% of their compensation subject to certain limitations and invest it in one or more of five investment funds offered through the plan. INTERMET matches an individual’s contribution at a rate of fifty cents for each dollar saved, up to 4% of pay. At the end of the year, INTERMET makes an added contribution to the individual’s account of an amount equal to 2% of the individual’s annual compensation.

      The Employee Stock Ownership Plan Trust purchases INTERMET’s common stock for its eligible salaried employees. INTERMET contributes an amount equal to 3% of the individual’s wages or salary.

      INTERMET also maintains certain defined contribution plans that cover employees of business units INTERMET acquires. These plans do not cover any of INTERMET’s executive officers.

      In December 1999, INTERMET established the INTERMET Corporation Deferred Compensation Plan for the benefit of certain key management employees. The plan was adopted to recognize the value of the past and present services of key employees and to encourage their continued service by making provisions for their future retirement security. Participants in the plan can elect to defer payment of a portion of regular compensation and/or performance bonus (if any), up to $200,000 for the year.

Other Awards

      INTERMET provides automobiles for key employees including sales people. When these are used for personal rather than business needs, INTERMET determines the cost of that use and includes that amount on the W-2 form sent to the Internal Revenue Service.

      INTERMET has a salary continuation plan in the event of the death of certain key executives. Salary is paid for one year following the death of INTERMET’s chairman or president, nine months for INTERMET’s other executive officers, and six months for some executive officers of one of INTERMET’s subsidiaries.

Conclusion

      Through the programs described above, a significant portion of our executive compensation is linked directly to corporate performance and stock price appreciation. The committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

INTERMET CORPORATION COMPENSATION COMMITTEE

Thomas H. Jeffs II

Harold C. McKenzie, Jr.
John H. Reed

SHAREHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on INTERMET’s common stock against the cumulative total return of the Russell 2000 Index and the cumulative total return for a group of companies. The old peer group consists of Arvin Industries, Inc., Chrysler Corporation, Dana Corporation, Ford Motor Company, General Motors Corporation, MascoTech, Inc. (formerly known as Masco Industries, Inc.), Simpson Industries, Inc. and Standard Products Company. The new peer group consists of Amcast Industrial Corporation, American Axle & Manufacturing Holdings Inc., Atchinson Casting Corp., Borg-Warner Automotive Inc., Hayes Lemmerz International, Inc., Mascotech Inc., and Simpson Industries, Inc. This graph covers a period of five years commencing on December 31, 1994 and ending December 31, 1999.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among INTERMET Corporation, the Russell 2000 Index,
A New Peer Group and an Old Peer Group

[FIVE YEAR CUMULATIVE GRAPH]

	INTERMET
	CORPORATION	NEW PEER GROUP	OLD PEER GROUP	RUSSELL 2000

12/94	100	100	100	100
12/95	156	101	119	127
12/96	240	137	134	155
12/97	263	170	180	204
12/98	198	170	219	191
12/99	179	125	212	188

CERTAIN TRANSACTIONS

      The Prudential Insurance Company of America is the beneficial owner of 2,477,271 shares (9.8%) of INTERMET’s outstanding common stock. On December 11, 1992, we issued $25,000,000 Senior Notes in favor of Prudential with a final maturity of December 11, 2002. The balance of outstanding principal as of December 31, 1999 was $15,000,000.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The board of directors held seven (7) meetings during 1999. All of the directors attended at least 75% of all meetings of the board and of each committee of the board on which they served.

      The compensation committee of the board of directors sets the compensation for executive officers and key personnel and identifies and recommends potential candidates to the board to serve as a member of the board of directors. The compensation committee is currently comprised of Messrs. Jeffs, McKenzie and Reed. The compensation committee held three (3) meetings during 1999.

      The audit committee reviews financial controls and the methods of preparation of financial statements, evaluates audit performance and reports on such matters to the board. The audit committee is currently comprised of Messrs. Crecine, Ehlers, and McKenzie and held three (3) meetings during 1999.

      The finance committee reviews financial health and strategy and evaluates financial performance and major investments and reports on such matters to the board. The finance committee is currently comprised of Messrs. Hardy, Horne and Pond and held two (2) meetings during 1999.

PROPOSAL TO ADOPT THE INTERMET CORPORATION EXECUTIVE
STOCK OPTION AND INCENTIVE AWARD PLAN

(PROPOSAL 2)

General

      The following description of the notable features of the INTERMET Corporation 2000 Executive Stock Option and Incentive Award Plan is a summary and is qualified in its entirety by reference to the plan, as proposed for the shareholders to adopt. INTERMET will provide a copy to any shareholder upon written request to:

Mary Jo Karjala, Assistant Secretary
INTERMET Corporation
5445 Corporate Drive
Suite 200
Troy, Michigan 48098-2683

      The board of directors approved the adoption of the plan on January 27, 2000, subject to shareholder approval. The plan, if approved by the shareholders, will be effective as of the date of shareholder approval and will terminate on the day immediately prior to the tenth anniversary thereof, unless earlier terminated by the board of directors. The number of shares of common stock authorized for issuance under the plan will be 1,500,000 shares (approximately 6% of the presently outstanding shares of common stock).

      The plan provides for the grant of incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), restricted stock and common stock without restriction to key employees of INTERMET and its subsidiaries.

      As of the date hereof, no benefits or amounts that will be received by or allocated to John Doddridge, chairman and chief executive officer, any of the Named Officers (as defined below under “Executive Compensation”), the current executive officers as a group or non-executive officers as a group is known. Non-employee directors are not eligible to receive awards under the Plan.

Purpose

      The purpose of the plan is to promote the long-term success of INTERMET and its subsidiaries by providing financial incentives to key employees who are in positions to make significant contributions toward such success. The plan is designed to attract individuals of outstanding ability to employment with INTERMET and its subsidiaries, to encourage key employees to acquire a proprietary interest in

INTERMET and to continue their employment with INTERMET or its subsidiaries and to render superior performance during such employment.

Administration

      The plan will be administered by the compensation committee of the board of directors, which has authority to determine the individuals to whom awards will be granted, the form and amount of the awards, the dates of the grant and other terms of each award. The committee also has authority to amend or waive the terms of outstanding awards, within the parameters of the Plan. The committee will be composed at all times of not less than three members of the board of directors who are “non-employee directors” as defined by Rule 16b-3(a)(3) promulgated under the Securities Exchange Act of 1934, and who are “outside directors” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended.

Description of Awards Under the Plan

      Options. Key fulltime, salaried employees of INTERMET or any of its subsidiaries will be eligible for consideration as participants under the plan. The plan will provide for grants to key employees of both ISOs, as defined in Section 422 of the Code, as amended, and NQSOs. Holders of greater than 10% of the outstanding common stock are not eligible for ISOs. The exercise price of an option granted under the plan will be determined by the committee at the time of grant. The exercise price of an option may not be less than the fair market value on the date of grant of the shares subject to such option. Optionees must make full payment of the option exercise price when an option is exercised. The exercise price may be paid in cash, by tendering shares of common stock, valued at fair market value on the date of option exercise, or in any combination of cash and shares. The proceeds that INTERMET receives from the exercise of options under the plan will be used for general corporate purposes.

      The committee will determine the period of exercise of an option at the time of grant. Unless otherwise provided by the committee, options will not be exercisable prior to twelve months from the date of grant, and after such date will be exercisable in an amount equal to 25% of the option per year, with full vesting four years after the date of grant. In the event of a change in control of INTERMET (as defined in the plan), all NQSOs and ISOs become fully vested and exercisable. No option may expire any later than the tenth anniversary of the date of grant unless otherwise provided by the committee. Unless otherwise specified by the committee, no option may be sold, transferred or assigned except by will or the laws of descent and distribution.

      If an optionee dies while actively employed, all of his or her options immediately vest and remain exercisable until their expiration date or for one year after his or her death, whichever period is shorter. If INTERMET terminates an optionee’s employment by reason of disability (as defined in the plan), all of his or her outstanding options immediately vest as of the date the committee determines the disability to have commenced. These outstanding options will remain exercisable at any time prior to the expiration date or for one year after the date that the committee determines the disability commenced, whichever is shorter. If any optionee retires (as defined in the plan), all options granted to him or her immediately vest and remain exercisable at any time prior to the expiration date or for three years after the effective date of retirement, whichever is shorter. If employment of an optionee terminates by reason of a disability or retirement and the optionee dies within the exercise period following such termination, then the remaining exercise period under outstanding options equals one year following death or the remaining portion of the exercise period that was triggered by the employment termination, whichever is longer. If the employment of an optionee terminates for any other reason, all options held by him or her which are not vested as of the effective date of the termination will be forfeited. If the employment is terminated for cause (as defined in the plan) or such optionee voluntarily terminates employment, the option rights under any then vested outstanding options will immediately terminate. If INTERMET terminates an optionee’s employment without cause, any options vested as of his or her date of termination remain exercisable at any time prior to the expiration date or for one year after the date of termination, whichever is shorter.

      Restricted Stock and Stock Awards. The committee may, from time to time, grant common stock to employees, with such terms and conditions, and the amount of payment, if any, to be made by employees for such stock as the committee determines. The committee may grant such stock without restrictions of any type (a “Stock Award”) or with vesting restrictions (“Restricted Stock”). All Restricted Stock that is not vested will be forfeited unless the employee remains employed on a full-time basis until the Restricted Stock is vested and all other conditions prescribed by the committee are met. The committee may waive or amend any restrictions with respect to Restricted Stock at any time after the date of grant. Restricted Stock awards will be registered in the name of the employee but retained by INTERMET or its agent until lapse of the restrictions. The employee will have the right to vote the Restricted Stock and to receive dividends with respect to it, except that the right to receive cash dividends on Restricted Stock will be paid in cash or Restricted Stock, as determined by the committee. Restricted Stock will not be transferable or assignable until fully vested. In the event that a change in control of INTERMET occurs (as defined in the plan), all vesting requirements with respect to a grant of Restricted Stock lapse, and such stock will be delivered to the employee.

      General.  The receipt of Stock Awards, Restricted Stock and common stock upon exercise of options granted under the plan will be contingent upon compliance with federal and state securities laws and The Nasdaq Stock Market or exchange listing requirements. In the event of changes in the outstanding shares of the common stock by reason of stock dividends, recapitalization, reclassifications, split-ups or consolidation or other changes in the common stock then the aggregate number and class of shares available under the plan and the maximum number of shares as to which options may be granted shall be appropriately adjusted by the committee.

      The board of directors may, from time to time, terminate, suspend or amend the plan. However, without the approval of the shareholders, no such amendment may

•	materially modify eligibility requirements under the plan,

•	increase the total number of shares which may be granted under the plan, except as required under any adjustment described above,

•	extend the term of the plan,

•	amend the plan in any other manner which the board of directors, in its discretion, determines should become effective only if approved by the shareholders even though such shareholder approval is not expressly required by the plan or by law, or

•	become effective without shareholder approval if required for transactions under the plan to continue to comply with applicable law, including Rule 16b-3 under the exchange act and Sections 162(m) and 422 of the Code.

Tax Consequences

      There are no federal tax consequences to the optionee or INTERMET when options are granted under the plan. The federal tax consequences occur upon exercise of the option and will vary depending on whether the option is an ISO or an NQSO.

      Under current tax law, a holder of an ISO under the plan will not realize taxable income upon the grant or exercise thereof. However, depending upon the holder’s income tax situation, the exercise of the ISO may have alternative minimum tax implications. The amount of gain that the employee must recognize is equal to the amount by which the value of the common stock on the date of the sale exceeds the option price. If the optionee disposes of the stock after the required holding period, that is, no earlier than a date which is two years after the date of grant of the option and one year after the date of exercise, the optionee will recognize capital gain or loss at the time of the disposition. INTERMET will not be entitled to a tax deduction if the optionee satisfies these holding period requirements. If disposition occurs prior to the expiration of the holding period, the gain is ordinary income, and INTERMET is entitled to a tax deduction equal to the amount of income recognized by the optionee.

      An optionee will not realize income when an NQSO is granted to him or her. Upon exercise of such option, however, the optionee must recognize ordinary income to the extent that the fair market value of the common stock on the date the option is exercised exceeds the option price. Any such gain is taxed in the same manner as ordinary income in the year the option is exercised. Any gain recognized upon the disposition of the shares of stock obtained by the exercise of an NQSO will be taxed at capital gains rates if the employee holds the shares of stock for at least one year after the exercise of the NQSO. INTERMET will not experience any tax consequences upon the grant of an NQSO, but will be entitled to take an income tax deduction equal to the amount which the option holder recognizes as income (if any) when the NQSO is exercised.

      The granting of Restricted Stock is not a taxable event to the employee and will not result in a tax deduction for INTERMET at the time of grant. Upon the lapse or termination of the restrictions, the employee will recognize ordinary income equal to the fair market value of the portion of the Restricted Stock no longer subject to restrictions, less the amount of any payment by the employee for such Restricted Stock. INTERMET will be entitled to an income tax deduction in the same amount at the time the employee is required to recognize the income.

      Because Stock Awards are not subject to restrictions under the plan at the time of the award, the employee will recognize ordinary income equal to the fair market value of the Stock Award on the date of the award less the amount of any payment by the employee for such Stock Award. INTERMET will be entitled to an income tax deduction in the same amount at the time the employee is required to recognize the income.

Vote Required and Recommendation of the Board

      In order for INTERMET’s common stock to continue to be eligible for listing on The Nasdaq Stock Market, shareholder approval is required for plans pursuant to which options and awards of common stock may be granted to officers. In addition, shareholder approval of the plan may afford INTERMET’s executive officers greater flexibility under federal securities laws in connection with the purchase and sale of INTERMET’s common stock. For these reasons, shareholder approval is sought for the plan.

      To be adopted, the plan proposal must be approved by the holders of a majority of the common stock having voting power and who are present in person or by proxy at a meeting at which a quorum is present. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or by proxy. Abstentions and broker non-votes would be included in determining whether a quorum is present at a meeting. A broker non-vote would have no effect on the outcome of the vote on the proposal to adopt the plan, but an abstention would have the effect of a vote against the plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY OR ABSTAINS FROM VOTING ON THIS PROPOSAL.

APPOINTMENT OF INDEPENDENT AUDITORS

(PROPOSAL 3)

      The board of directors has appointed Ernst & Young LLP as INTERMET’s independent auditors for 2000, subject to approval of this appointment by INTERMET’s shareholders.

      Ernst & Young LLP were our principal independent auditors for 1999. We expect that representatives of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote on this proposal at the annual meeting will constitute approval of the appointment of Ernst & Young LLP. If not so approved by the shareholders, the audit committee and the board of directors will reconsider the appointment.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE SO VOTED IN THAT MANNER UNLESS THE

SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY OR ABSTAINS FROM VOTING ON THIS PROPOSAL.

SHAREHOLDER PROPOSALS

      In accordance with the provisions of Rule 14a-8 (e) of the Securities and Exchange Commission, any shareholder proposal intended for inclusion in the proxy material for INTERMET’s 2001 Annual Meeting must be received by November 1, 2000 in order to be eligible for inclusion in the proxy statement and form of proxy for that meeting

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

      INTERMET’s management knows of no matters, other than those stated above, that are to be brought before the meeting. If any other matter is presented for consideration and voting, the persons named as proxies in the enclosed proxy intend to vote the proxy in accordance with his or her judgment of INTERMET’s best interest.

Dated: February 21, 2000

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

COMMON STOCK OF INTERMET CORPORATION

DIRECTIONS FOR VOTING STOCK ALLOCATED
TO A PARTICIPANT ’S ACCOUNT PURSUANT TO THE
INTERMET CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

The undersigned participant in the Employee Stock Ownership Plan and Trust (“ESOP”) hereby directs SunTrust Bank as Trustee of the ESOP to vote those shares of Common Stock of INTERMET Corporation (the “Company”) allocated to the undersigned’s account in connection with the Annual Meeting of Shareholders of INTERMET CORPORATION to be held on April 13, 2000, and any adjournment thereof:

1.	Election of directors

John Doddridge; John P. Crecine; Norman F. Ehlers; John R. Horne; Thomas H. Jeffs II; Harold C. McKenzie, Jr.; Byron O. Pond, Jr.; John H. Reed; Pamela E. Rodgers.

[ ] FOR all nominees for director listed above
[ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee’s name on the space provided below.

2. The approval of the INTERMET Corporation Executive Stock Option and Incentive Award Plan.
[ ] FOR [ ] AGAINST [ ] ABSTAIN

3. Appointment of Ernst & Young LLP as the independent auditors of the Company for 2000.
[ ] FOR [ ] AGAINST [ ] ABSTAIN

4. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY, “FOR” THE EXECUTIVE STOCK OPTION AND INCENTIVE AWARD PLAN, AND “FOR” APPOINTMENT OF THE INDEPENDENT AUDITORS, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED. THE TRUSTEE WILL VOTE THOSE SHARES ALLOCATED TO ESOP PARTICIPANTS FOR WHICH IT DOES NOT RECEIVE TIMELY VOTING INSTRUCTIONS.

Please sign exactly as name appears on these Directions.

Note: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

Date:

COMMON STOCK
OF INTERMET CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints John Doddridge and Alan J. Miller, or either of them with power of substitution in each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of INTERMET CORPORATION (the “Company”) to be held on April 13, 2000, and any adjournment thereof.

1.	Election of directors

John Doddridge; John P. Crecine; Norman F. Ehlers; John R. Horne; Thomas H. Jeffs II; Harold C. McKenzie, Jr.; Byron O. Pond, Jr.; John H. Reed; Pamela E. Rodgers.

[ ] FOR all nominees for director listed above

[ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTION: To withhold authority to vote for any individual write that nominee’s name on the space provided below.

2.	Approval of the INTERMET Corporation Executive Stock Option and Incentive Award Plan.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

3. Appointment of Ernst & Young LLP as the independent auditors of the Company for 2000.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

4. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY, “FOR” THE INTERMET CORP. EXEC STOCK OPTION AND INCENTIVE AWARD PLAN, AND “FOR” APPOINTMENT OF THE INDEPENDENT AUDITORS, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please sign this Proxy exactly as name appears on the Proxy.

Note: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

Date: